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                                                                    NEWS RELEASE
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                                                           FOR IMMEDIATE RELEASE

ENGlobal Corporation


                                                   CONTACT:  Natalie S. Hairston
                                                                  (281) 878-1000
                                                                 ir@ENGlobal.com
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       ENGLOBAL CORPORATION ANNOUNCES WHITE CLIFFS PIPELINE PROJECT AWARD

HOUSTON, TX, JULY 30, 2007 - ENGlobal Corporation (AMEX: ENG), a leading provider of engineering and professional services, today announced that its wholly-owned subsidiary, ENGlobal Engineering, Inc. ("EEI"), has been awarded a contract by SemCrude, L.P. ("SemCrude") to provide project management, engineering, design, procurement and construction management services for the construction of the 72,000 barrel per day crude oil White Cliffs Pipeline from Platteville, Colorado to Cushing, Oklahoma. SemCrude, the crude oil subsidiary of privately-held SemGroup, L.P., is headquartered in Tulsa, Oklahoma and provides field services and terminal-to-market transportation services along the Gulf Coast and Mid-Continent area. The value of the cost reimbursable project is estimated at approximately $8 million.

Under the contract, ENGlobal expects to perform a variety of professional services for the 500+ mile pipeline that will include work on four pump stations, storage facilities, metering and support systems installations. The scope of the project also includes finalizing the pipeline route and developing the route survey. ENGlobal began work on the project in late February and will prepare the majority of the deliverables from its Tulsa and Denver, Colorado offices.

"We would like to thank SemCrude and SemGroup for their confidence in ENGlobal's work product," said William A. Coskey, P.E., ENGlobal's Chairman and Chief Executive Officer. "ENGlobal has enjoyed a great working relationship with SemGroup in the past and now we look forward to expanding our role with SemCrude."

About ENGlobal Corporation
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ENGlobal Corporation provides engineering, automation systems, field inspection, and land management and regulatory services principally to the petroleum refining, petrochemical, pipeline, production, and process industries throughout the United States and internationally. The Company, with its subsidiaries, now employs over 2,400 employees in 18 offices and occupies over 450,000 square feet of office and manufacturing space. In 2004 and 2005, the Company was named the #1 fastest growing engineering firm in the United States and Canada by ZweigWhite and was ranked #2 in 2006 and 2003. Further information about the Company and its subsidiaries is available at www.ENGlobal.com.


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        654 N. Sam Houston Parkway E. o Suite 400 o Houston, Texas 77060
                                www.ENGlobal.com

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ENGlobal Corporation Press Release
July 30, 2007
Page 2



Safe Harbor for Forward-Looking Statements
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Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company's ability to achieve its business strategy while effectively managing costs and expenses;
(2) the Company's ability to successfully and profitably perform projects and integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in ENGlobal's filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements set forth in the Company's most recent reports on Form 10-K and 10-Q, and other SEC filings. Also, the information contained in this press release is subject to the risk factors identified in the Company's most recent Form 10-K.

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